                                                                     EXHIBIT 1.1



                             ARAMEX INTERNATIONAL LIMITED

                 1,000,000 shares of Common Stock, US $0.01 par value

                                UNDERWRITING AGREEMENT


Commonwealth Associates,                         New York, New York
 as Representative of the Underwriters
named on Schedule A hereto                       December ___, 1996
733 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

         Aramex International Limited, a Bermuda corporation (the "Company"), proposes to issue and sell to the underwriters listed on Schedule A hereto (the "Underwriters") for whom Commonwealth Associates is acting as representative (the "Representative") an aggregate of one million (1,000,000) shares of its common stock, par value US $0.01 per share (the "Offered Shares"), which Offered Shares are presently authorized but unissued shares of the Company's common stock, par value US $0.01 per share (individually a "Common Share" and collectively the "Common Shares"). In addition, the Underwriters, in order to cover over-allotments in the sale of the Offered Shares, may purchase from William S. Kingson, Fadi Ghandour and Rula Ghandour (the "Selling Shareholders"), to the extent indicated on Schedule B hereto, up to an aggregate of one hundred fifty thousand (150,000) Common Shares (the "Optional Shares"; the Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares").

         The Company also proposes to issue and sell to the Representative, for its own account and/or the accounts of its designees, warrants to purchase an aggregate of one hundred thousand (100,000) Common Shares at an exercise price of $_______ [120% of IPO price] per share (the "Representative's Warrants"), which sale will be consummated in accordance with the terms and conditions of the form of Representative's Warrant Agreement filed as an exhibit to the Registration Statement (as defined below)

         Prior to the date hereof, the Company consummated the Reorganization (as defined in the Prospectus hereinafter referred to) pursuant to which all assets and the business of Aramex International Limited, a Hong Kong company (the "Predecessor"), were transferred to and acquired by the Company. Unless the context otherwise requires, references herein to the "Company" shall refer to the Predecessor.

         The Company and the Selling Shareholders hereby confirm their respective agreements with each of the Underwriters as follows:

         1. PURCHASE AND SALE OF OFFERED SHARES. On the basis of the representations and warranties herein contained, but subject to the conditions set forth in Section 7 hereof and the other terms and conditions set forth herein, the Company hereby agrees to sell the Offered Shares to the Underwriters, severally, and each Underwriter agrees severally and not jointly, to purchase from the Company, at a purchase price of $______ per share, the number of Offered Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, plus any additional Offered Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 11 hereof. The Underwriters plan to offer the Offered Shares to the public at a public offering price of $_____ per share.

         2.   PAYMENT AND DELIVERY.

         (a) Payment for the Offered Shares will be made to the Company by certified or official bank check or checks payable to its order in New York Clearing House funds, at the offices of the Representative, 733 Third Avenue, New York, New York 10017, against delivery of the Offered Shares to the Underwriters. Such payment and delivery will be made at 10:00 a.m., New York City time, on December ___, 1996 (the date and time of such payment and delivery being herein called the "Closing Date"). The certificates representing the Offered Shares to be delivered will in such denominations and registered in such names as the Underwriters may request not less than two full business days prior to the Closing Date, and will be made available to the Underwriters for inspection, checking and packaging at the office of _______________, the Company's transfer agent, at __________, not less than one full business day prior to the Closing Date.

         (b) On the Closing Date, the Company will sell the Representative's Warrants to the Representative or to its designees. The Representative's Warrants will be in the form of, and in accordance with, the provisions of the Representative's Warrant Agreement filed as an exhibit to the Registration Statement. The aggregate purchase price for the Representative's Warrants is $100. The Representative's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date hereof, except to any successor, officer, director, employee or partner of the Representative, or to officers, directors, employees or partners of any such successor or partner. Payment for the Representative's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Representative's Warrants. The certificates representing the Representative's Warrants will be in such denominations and such names as the Representative may request prior to the Closing Date.

         3.   OPTION TO PURCHASE OPTIONAL SHARES

         (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus (as defined below), the Underwriters, severally and not jointly, are hereby granted an option to purchase all or any part of the Optional Shares from the Selling Shareholders. Any election to purchase Optional Shares from the Selling Shareholders shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Shareholder as set forth in Schedule B hereto. The purchase price to be paid for the Optional Shares will be the same price per Optional Share as the price per Offered Share set forth in
Section 1 hereof. The option granted hereby may be exercised by the Underwriters as to all or any part of the Optional Shares at any time and from time to time within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Optional Shares prior to the exercise of such option.

         (b) The option granted hereby may be exercised by the Underwriters by giving oral notice to the Selling Shareholders, which must be confirmed by a letter, telefacsimile, telex or telegraph setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than the Closing Date. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than three full business days thereafter. In either event, the date so set forth will not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, the Selling Shareholders will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth in Section 3(d) hereof, the Underwriters, acting severally and not jointly, will become obligated to purchase, that proportion of the total number of Optional Shares specified in such notice which the number of Offered Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Offered Shares, subject in each case to such adjustment as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. In the event that one or more Selling Shareholders fails to deliver the number of Optional Shares to be purchased on the date indicated in such notice, or if for any reason the Underwriters would not be obligated to purchase such Optional Shares, the Underwriters shall have the right to purchase from the Company, in lieu of any such Optional Shares, and on the terms and conditions set forth herein, such number of additional Shares equal to the Optional Shares not so delivered. Such additional Shares shall be delivered together with the Optional Shares or as soon as practicable thereafter but in no event later than one business day after the date specified in the notice referred to above.

         (c) Payment for the Optional Shares will be made to each Selling Shareholder by certified or official bank check or checks payable to such Selling Shareholder's order in New York Clearing House funds, at the office of the Representative, against delivery of the Optional

Shares to the Underwriters. The certificates representing the Optional Shares to be delivered will be in such denomination and registered in such names as the Underwriters request not less than two full business days prior to the Option Closing Date, and will be made available to the Underwriters for inspection, checking and packaging at the aforesaid office of the Company's transfer agent not less than one full business day prior to the Option Closing Date.

         (d) The obligation of the Underwriters to purchase and pay for any of the Optional Shares is subject to the conditions set forth in Section 7 hereof and the other terms and conditions set forth herein.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, with full power and authority, corporate and other, to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement and the Representative's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Reorganization has been consummated as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Schedule C hereto lists all subsidiaries of the Company, including, without limitation, all entities included in the consolidated financial statements included in the Prospectus, (the "Subsidiaries"), their jurisdiction of incorporation and the ownership interest of the Company therein. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, corporate and other, to own or lease and operate its property and to conduct its business as described in the Prospectus, and each is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failing to so qualify could have a Material Adverse Effect. All the issued and outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued and are fully paid and non-assessable, and, to the extent indicated on Schedule C, are owned by the Company, directly or through Subsidiaries, free and clear of any lien, security interest or pledge. There are no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, exercisable or exchangeable for, or any contracts or commitments to issue or sell shares of capital stock of any Subsidiary or any such warrants, convertible, exercisable or exchangeable securities or obligations.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and the Representative's Warrant Agreement, when executed and delivered by the Company on the Closing Date, will be the valid and binding obligation of the Company, each enforceable against the Company in accordance with their respective terms, except that enforceability of the indemnification provision set forth in Section 8 hereof and the contribution provision set forth in Section 9 hereof may be limited by the United States federal and state security laws or the public policy underlying such laws. The execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated, the compliance by the Company with the terms of this Agreement and the Representative's Warrant Agreement and the consummation of the Reorganization have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Company's Memorandum of Association or its Bye-Laws; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or a Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary or any of their properties or assets is or may be bound or affected; (iii) violate any existing applicable law rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or a Subsidiary or any of their properties or business; or (iv) have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or a Subsidiary to own or lease and operate its properties and to conduct its business or the ability of the Company or such Subsidiary to make use thereof.

         (c) No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body, other than under the Securities Act of 1933, as amended (the "Act"), the rules and regulations (the "Regulations") promulgated by the Securities and Exchange Commission (the "Commission") and applicable state securities or Blue Sky laws, is required for the valid authorization, issuance, sale and delivery of the Shares to the Underwriters, and the consummation by the Company of the transactions contemplated by this Agreement and the Representative's Warrant Agreement. All authorizations, approvals, consents, orders, registrations, licenses or permits of any court or governmental agency or body necessary for the consummation of the Reorganization have been obtained or effected and are in full force and effect.


         (d) The Company has prepared in conformity with the requirements of the Act and the Regulations and filed with the Commission a registration statement (File No. 333-15639) on Form F-1 and has filed one or more amendments thereto, covering the registration of the Shares under the Act. Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(c) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; the effective date of the Registration Statement being hereinafter called the "Effective Date"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus").

         (e) Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

         (f) The Registration Statement when it became effective, the Prospectus as of its date, and both documents as of the Closing Date or the Option Closing Date referred to below, contained or will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, and neither the Registration Statement nor the Prospectus on such dates, contained or will contain any untrue statement of a material fact or, in the case of the Prospectus, omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or in the case of the Registration Statement, omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by any Underwriter expressly for use therein.

         (g) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Prospectus. Based on the assumptions stated in the Prospectus, the Company will have on the Closing Date, the adjusted capitalization set forth therein.

         (h) The descriptions in the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are not contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

         (i)  Arthur Andersen, Khleif & Co., Mehta & Tengra, Dr. Mohamed
Al-Amri & Co., and Edward Isaacs & Company LLP, whose reports respecting certain of the Company's financial statements has been filed as part of the Registration Statement and included in the Prospectus, are each independent public accountants with respect to the Company within the meaning of the Act and Regulations. The financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus comply with the requirements applicable to a registration statement on Form F-1, and are complete, correct and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates thereof, and the consolidated results of operations and changes in financial position of the Company and the Subsidiaries for the periods indicated therein, all in conformity with international accounting standards, which for the purposes of such financial statements are substantially consistent United States generally accepted accounting principles, applied on a consistent basis throughout the periods involved except as otherwise stated in such financial statements. The selected financial data set forth in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Prospectus.

         (j) The Company and each Subsidiary has filed with the appropriate governmental authorities all tax returns which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, it any, shown on the financial statements filed as part of the Registration Statement and included in the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Neither the Company nor any Subsidiary has executed or filed with any taxing authority, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company or any Subsidiary.

         (k) The outstanding Common Shares, including without limitation, the Optional Shares, have been duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued (including without limitation, in connection with the Reorganization) in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. All offers and sales by or on behalf of the Company of Common Shares and options and warrants to purchase Common Shares (including without limitation, in connection with the Reorganization) were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The Common Shares conform to the description thereof contained in the Prospectus. Except as set forth in the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, or securities convertible into, or exercisable or exchangeable for, Common Shares. Except as set forth in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

         (l) No securities of the Company have been sold by the Company, or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, within the three years prior to the date hereof, except as disclosed in the Registration Statement.

         (m) The issuance and sale of the Offered Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Offered Shares are not subject to preemptive rights of any shareholder of the Company. The Optional Shares have been duly authorized, validly issued and are fully paid and nonassessable, and the holders thereof are not and will not be subject to personal liability solely by reason of being said holders.

         (n) The issuance and sale of the Representative's Warrants have been duly authorized and, when such Representative's Warrants have been issued and duly delivered against payment therefor as contemplated by the Representative's Warrant agreement, such Representative's Warrants will be validly issued, fully paid and non-assessable. The issuance and sale of the Common Shares issuable upon exercise of the Representative's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, in accordance with the terms of the Representative's Warrant Agreement, such Common Shares will be validly issued, fully paid and nonassessable. Holders of Representative's Warrants, or Common Shares issuable upon the exercise of the Representative's Warrants, will not be subject to personal liability solely by reason of being such holders. Neither the Representative's Warrants nor the Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Common Shares issuable upon exercise of the Representative's Warrants have been duly reserved for issuance upon exercise of the Representative's Warrants in accordance with the provisions of the Representative's Warrant Agreement. The Representative's Warrants conform to the descriptions thereof contained in the Prospectus.

         (o) Neither the Company nor any Subsidiary is in violation of, or in default under, (i) any term or provision of its constituent documents; (ii) any term, provision or covenant of any indenture, mortgage, contract, joint venture agreement, sponsorship agreement, agency agreement, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgement, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. Each of the Company and the Subsidiaries owns, possesses or has obtained all governmental and other (including those obtainable from third parties) licenses, permits, certifications, registrations, approvals and consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct its business or operations as presently conducted and all such licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending nor, to the best of the Company's knowledge, threatened, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or other authorizations nor, to the best of the Company's knowledge, is there any basis for such proceeding.

         (p) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or to the best of the Company's knowledge, threatened against the Company or a Subsidiary or involving its properties or business which, if determined adversely to the Company or a Subsidiary, could, individually or in the aggregate, result in a Material Adverse Effect or which question the validity of the capital stock of the Company, this Agreement or the Representative's Warrant Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement or the Representative's Warrant Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or a Subsidiary and enjoining the Company or such Subsidiary from taking, or requiring the Company or such Subsidiary to take, any action, or to which the Company or the Company's or such Subsidiary's properties or business in bound or subject.

         (q) Neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the Reorganization or the transactions herein contemplated.

         (r) Each of the Company and the Subsidiaries owns or possesses adequate and enforceable rights to use all trademarks, trade names, service marks, copyrights, rights, trade secrets, confidential information, patents, patent applications, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, neither the Company nor a Subsidiary has infringed or is infringing the rights of others with respect to Intangibles; the Company has no notice of any conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, result in a Material Adverse Effect, and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no third party has infringed upon the Intangibles.

         (s) Since the respective dates as of which information is given in the Prospectus, the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not in the ordinary course of business, and have not sustained any material loss or interference with their business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company and the Subsidiaries, other than as set forth or contemplated in the Prospectus.

         (t) The Company and each Subsidiary has good and marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary. The leases, licenses or other contracts or instruments under which the Company or a Subsidiary leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable, with only such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or such Subsidiary, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company or any Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. The Company is not aware of any violation of any applicable law, ordinance, regulation, order or requirement relating to its or the Subsidiaries' owned or leased properties. The Company has adequately insured its and the Subsidiaries' properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses.

         (u) Each contract or other instrument (however characterized or described) to which the Company or a Subsidiary is a party or by which its property or business is or may be bound or affected and to which reference is made in the Prospectus, including, without limitation, the sponsorship agreements, joint venture agreements and agency agreements referred to therein, has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and neither the Company or a Subsidiary nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or a Subsidiary or any of their assets or business.

         (v) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants, described in the Prospectus, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

         (w) The Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

         (x) To the best of the Company's knowledge, no labor problem exists with any of the Company's employees or is imminent which could adversely affect the Company.

         (y) Neither the Company nor any Subsidiary has, directly or indirectly, at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution, in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company and the Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (z) The Shares have been approved for listing on the Nasdaq National Market System.

         (aa) No transaction has occurred between or among the Company or any Subsidiary, on the one hand, and any of the officers or directors thereof or an affiliate or affiliates of any such officer or director that is required to be described in Prospectus and that is not so described therein.

         (bb) To the knowledge of the Company, no officer or director of the Company or a Subsidiary has any affiliation or association with the National Association of Securities Dealers, Inc. ("NASD") or any member thereof.

         (cc) Neither the Company any Subsidiary is an "investment company" nor a Company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor will it become such after giving effect to the transactions contemplated herein.

         (dd) The Company has complied and will comply with all provisions of Florida Statutes, Section 517-075 (Chapter 92-198, Laws of Florida). Neither the Company or any Subsidiary, nor any affiliate thereof, does business with the government of Cuba or with any person located in Cuba.

         (ee) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

         Any certificate signed by an officer of the Company or by the Selling Shareholders and delivered to the Underwriters Counsel shall be deemed to be a representation and warranty by the Company or the Selling Shareholders, as the case may be, to the Underwriters as to the matters covered thereby.

         Whenever any representation and warranty is made "to the knowledge of the Company" or such representation and warranty states that "the Company is not aware" or "the Company has received no notice" or words of similar meaning, such representation and warranty shall be deemed to be made to the actual knowledge of the officers of the Company and each Subsidiary, and as to such knowledge that such individuals would have had upon the exercise of reasonable inquiry.

         5. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders represents and warrants (as to himself or herself only) to the Underwriters that:

         (a) The Optional Shares to be sold by such Selling Shareholder are, and on the Option Closing Date will be, duly and validly authorized and validly issued, fully paid and nonassessable; such Selling Shareholder will have on the Option Closing Date valid, marketable title to such Optional Shares, free and clear of all liens, encumbrances and claims whatsoever, with full right and authority to sell and deliver such Optional Shares; and upon the delivery of and payment for such Optional Shares as herein contemplated the Underwriters will receive valid, marketable title thereto, free and clear of all liens, encumbrances and claims, except any that may be created by the Underwriters' own action.

         (b) No information furnished to the Company in writing by such Selling Shareholder for use in, or in connection with the preparation of, the Registration Statement or the Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Selling Shareholder hereby confirms he or she has furnished to the Company for such use the statements with respect to such Selling Shareholder contained in the "Principal and Selling Shareholders" section of the Prospectus.

         (c) Such Selling Shareholder has duly authorized _______________ to act as attorney-in-fact (the "Attorney-in-Fact") for such Selling Shareholder pursuant to a power of attorney the ("Power of Attorney") executed by such Selling Shareholder pursuant to which the Attorney-in-Fact is authorized on behalf of such Selling Shareholder to execute any documents necessary or desirable in connection with the sale of the Optional Shares, to make delivery of the certificates for the Optional Shares, to receive the proceeds of the sale of the Shares and to give a receipt therefor and to distribute the proceeds from the sale of such Selling Shareholder's Optional Shares to such Selling Shareholder. Such Selling Shareholder has duly executed a custody agreement (the "Custody Agreement") with the Attorney-in Fact, and pursuant thereto has caused a certificate or certificates for the number of Optional Shares to be sold by such Selling Shareholder hereunder to be delivered to the Attorney-in-Fact with instructions and irrevocable authority to purchase all requisite stock transfer tax stamps and to hold such certificate or certificates in custody for delivery, or for exchange for other certificates in proper form for delivery, pursuant to the provisions hereof on the Option Closing Date.

         (d) Each of the Power of Attorney, the Custody Agreement and this Agreement constitutes the valid and binding obligation of such Selling Stockholder, enforceable against such Selling Shareholder in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 8 hereof and the contribution provisions set forth in Section 9 hereof may be limited by the United States federal securities laws or the public policy underlying such laws.

         (e) All authorizations and consents necessary for the execution and delivery by such Selling Shareholder of this Agreement and the sale and delivery hereunder of such Selling Shareholder's Optional Shares have been obtained and are in full force and effect on the date hereof and will be in full force and effect at the Closing Date.

         (f) The sale of such Selling Shareholder's Optional Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company known by such Selling Shareholder which is not set forth in the Prospectus.

         6. CERTAIN COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS. Each of the Company and the Selling Shareholders covenants with the Underwriters as follows:

         (a) The Company will not at any time, whether before the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Shares by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Underwriters have not been previously advised and furnished a copy, or to which the Underwriters shall have objected in writing.

    (b) The Company will advise the Underwriters immediately, and, if requested by the Underwriters, confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any communication from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

    (c) The Company will prepare the Prospectus in a form approved by the Underwriters and, if required, filed such Prospectus pursuant to Rule 424(b) under the Securities Act not later than two (2) business days after the Effective Date. The Company will deliver to each Underwriter, without charge, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as each Underwriter may reasonably request. The Company has consented to the use of the Preliminary Prospectuses and consents to the use of the Prospectus for all purposes permitted by the Act and the Regulations. The Company has furnished or will furnish to each Underwriter a signed copy of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, a copy of all exhibits filed therewith and a signed copy of all consents, opinions and certificates of experts.

    (d) The Company will comply with the Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares and in any Optional Shares which may be issued and sold. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the Regulations, the Company will promptly file with the Commission, subject to Section 6(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

    (e) The Company will use best efforts to qualify the Shares for offering and sale under the securities or Blue Sky laws relating to the offering or for sale in such jurisdictions as the Underwriters may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to general service of process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

    (f) The Company will make generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Underwriters as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the Effective Date of the Registration Statement.

    (g) For a period of five years from the Effective Date, the Company will deliver to the Underwriters, on a timely basis (i) a copy of each report or document, including exhibits thereto, filed or furnished to the Commission, any securities exchange or the NASD on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time; (iv) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

    (h) Neither the Company nor any Selling Shareholder nor any person that controls, is controlled by or is under common control with the Company or the Selling Shareholders will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares.

    (i) The Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company, the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto, the printing and mailing of this Agreement, and other underwriting documents, the preparation of the certificates for the Shares and the Representative's Warrants; the issuance and delivery of the Shares to the Underwriters; all taxes, if any, on the issuance of the Shares; the fees, expenses and other costs of qualifying the Shares for sale under the "Blue Sky" or securities laws of those states in which the Shares are to be offered or sold, the cost of printing and mailing the "Blue Sky Survey", and the fees and disbursements of Underwriters' counsel incurred in connection with such "Blue Sky" qualifications; the filing fees incident to securing any required review by the NASD; the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of placing "tombstone advertisements" (not to exceed $40,000), and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6(i). In addition, at the Closing Date and the Option Closing Date, if any, the Company will pay to the Representative, for its own account, an amount equal to one percent (1%) of the gross proceeds of the offering, as payment for the Representative's nonaccountable expense allowance relating to the transactions contemplated hereby. In the event the sale of the Offered Shares contemplated hereby is not consummated for any reason, the Company will pay all reasonable, accountable, out-of-pocket expenses incurred by the Representative in connection herewith (including fees or disbursements of counsel); provided that such expenses (exclusive of the expenses of Underwriters' counsel incurred in connection with "Blue Sky" qualifications) shall not exceed $75,000.

    (j) On the Closing Date, and on any Option Closing Date, the Company will pay to the Representative, for its own account, in amount equal to three percent (3%) of the gross proceeds of the offering, as payment for the Representative's corporate finance advisory services.

    (k) The Company intends to apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus. The Company will file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and will provide a copy of each such report to the Underwriters and Underwriters' counsel.

    (l) During the period of twelve (12) months following the date hereof, none of the Company's officers, directors or holders of any of the outstanding Common Shares or options or warrants to purchase Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares, will offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company (other than the Optional Shares and securities disposed of pursuant to private transfers in connection with which the transferees agree to be bound by this same provision), in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise, without the prior written consent of the Underwriters. The Company will deliver to the Underwriters the undertakings as of the date hereof in form satisfactory to the Underwriter, of its officers, directors and security holders to this effect.

    (m) The Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months following the date hereof without Underwriters' prior written consent.

    (n) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (o) The Company will use its best efforts to maintain the listing of the Shares on the Nasdaq National Market system for so long as the Shares are qualified for such listing.

    (p) The Company will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under Section 12(g) of the Exchange Act and the Company will maintain the registration for a minimum of five years after the Effective Date.

    (q) The Company shall retain Continental Stock Transfer and Trust Company as its transfer agent for the Common Shares, or another transfer agent reasonably acceptable to the Underwriters, for a period of five years following the Effective Date. In addition, for a period of one year following the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Underwriters, if so requested in writing, with copies of the Company's quarterly transfer sheets and when requested by the Underwriters, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

    (r) The Company shall, as of the date hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual at or prior to the Effective Date and shall maintain such listing for a period of five years following the Effective Date.

    (s) For a period of five years from the Effective Date, the Company shall provide the Underwriters, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Underwriters more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Underwriters when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

    (t) For a period of five years following the Effective Date, the Company shall continue to retain Arthur Andersen (or such other nationally recognized accounting firm acceptable to the Underwriters; it being agreed that any member of the "Big Six" accounting firms is acceptable) as the Company's independent public accountants.

    (u) For a period of five years following the Effective Date, the Company, at its expense, shall cause its independent certified public accountants, as described in Section 6(t) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

    (v) For a period of two years following the Effective Date, the Company shall promptly submit to the Underwriters copies of all auditors' audit response letters and accountants' management reports submitted to or by the Company's accountants to or on behalf of the Company.

    (w) For a period of two years following the Effective Date, the Company will not offer or sell any of its securities pursuant to Regulation S of the Act without the prior written consent of the Underwriters.

    (x) For a period of twenty-five days following the Effective Date, neither the Company nor any Selling Shareholder will issue press releases or engage in any other publicity without the Underwriters' prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

    (y) For a period of two years following the Effective Date, the Company shall engage and retain a public relations firm reasonably acceptable to the Underwriters as the Company's public relations firm.

    (z) For a period of three years following the Effective Date, the Company shall nominate and use best efforts to cause to be elected to, and remain a member of, the Company's Board of Directors a designee of the Representative; provided such individual is acceptable to the Company.

    7. CONDITIONS OF THE UNDERWRITERS' OBLIGATION TO PURCHASE SHARES FROM THE COMPANY AND THE SELLING SHAREHOLDERS. The obligation of the Underwriters to purchase and pay for the Offered Shares on the Closing Date and any Optional Shares on the Option Closing Date is subject (as of the date hereof and the Closing Date or Option Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company and the Selling Shareholders herein, to the accuracy of the statements of the Company, its officers or the Selling Shareholders made pursuant hereto, to the performance in all material respects by the Company and the Selling Shareholders of their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective under the Act; the Prospectus shall have been filed in accordance with Rule 424(b) of the Regulation; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated, shall be pending or shall be contemplated by the Commission; and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of the Underwriters.

         (b) The Underwriters shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Company ("Company Counsel"), dated as of the Closing Date or the Option Closing Date, as the case may be (which opinion may rely on opinions of Bermuda, Hong Kong and other local counsel satisfactory to the Underwriters provided copies of such other opinions are provided to the Underwriters, and provided Company Counsel states it has no reason to believe it is not justified in relying thereon), reasonably satisfactory to the Underwriters Counsel, to the effect that:

              (i) The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority, corporate and other, and all licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Registration Statement. The Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a Material Adverse Effect. All the issued and outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued and are fully paid and nonassessable, and to extent indicated on a schedule annexed to such opinion, are owned by the Company, directly or through Subsidiaries, free and clear of any lien, security interest or pledge. The Reorganization has been consummated as described in the Prospectus.


              (ii) The Company has full power and authority, corporate and other, to execute, deliver and perform this Agreement and the Representative's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated, the compliance by the Company with the terms of this Agreement and the Representative's Warrant Agreement and the consummation of the Reorganization have been duly authorized by all necessary corporate action, this Agreement and the Representative's Warrant Agreement have been duly executed and delivered by the Company and this Agreement has been duly executed and delivered by each Selling Shareholder.
This Agreement and the Representative's Warrant Agreement are valid and binding obligations of the Company, and this Agreement is a valid and binding obligation of each Selling Shareholder, in each case enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 8 hereof and the contribution provisions set forth in Section 9 hereof may be limited by the federal securities laws or the public policy underlying such laws.

              (iii) The execution, delivery and performance of this Agreement and the Representative's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated, the compliance by the Company with the terms of this Agreement and the Representative's Warrant Agreement and the consummation of the Reorganization do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Company's Memorandum of Association or its Bye-laws, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or a Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company or a Subsidiary is a party or by which the Company or a Subsidiary or any of the Company's or a Subsidiary's properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or a Subsidiary or any of their properties or business; or (D) have any effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or a Subsidiary to own or lease and operate its properties and to conduct its business or the ability of the Company to make use thereof.

              (iv) No authorization, approval, consent, order registration, license or permit of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) is required for the valid authorization, issuance, sale and delivery of the Shares or the Representative's Warrants to the Underwriters, and the consummation by the Company of the transactions contemplated hereby or by Representative's Warrants. All authorizations, approvals, consents, orders, registrations, licenses or permits of any court or governmental agency or body necessary for the consummation of the Reorganization have been obtained or effected and are in full force and effect.

              (v) The Registration Statement has become effective under the Act; to the best of Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated.

              (vi) The Registration Statement and the Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations.

              (vii) The descriptions in the Prospectus of statutes, regulations, contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes or regulations or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required. None of the material provisions of the contracts or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or a Subsidiary or any of their assets or businesses.

              (viii) The outstanding Common Shares, including, without limitation, the Optional Shares, have been duly authorized, validly issued and are fully paid and nonassessable. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued (including without limitation, in connection with the Reorganization) in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. All offers and sales of the outstanding Common Shares (including without limitation, in connection with the Reorganization) were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The Common Shares conform to the description thereof contained in the Prospectus.

              (ix) The issuance and sale of the Offered Shares has been duly authorized and, when the Offered Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Offered Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Offered Shares are not subject to preemptive rights of any shareholder of the Company. The Optional Shares are duly and validly authorized and issued, fully paid and nonassessable; each Selling Shareholder has valid, marketable title to the Optional Shares purported to be owned thereby, free and clear of all liens, encumbrances and claims whatsoever, with full right and authority to sell and deliver such Optional Shares. The certificates representing the Shares are in proper legal form. Upon delivery of the Shares to the Underwriters against payment therefor as provided in this Agreement, the Underwriters (assuming each is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to the Shares, free and clear of all liens, encumbrances, equities, security interests and claims.

              (x) The issuance and sale of the Representative's Warrants have been duly authorized and, when such Representative's Warrants have been issued and duly delivered against payment therefor as contemplated by the Representative's Warrant Agreement, such Representative's Warrants will be validly issued, fully paid and non-assessable. The issuance and sale of the Common Shares issuable upon exercise of the Representative's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, in accordance with the terms of the Representative's Warrants, such Common Shares will be validly issued, fully paid and nonassessable. Holders of the Representative's Warrants, or the Common Shares issuable upon exercise of the Representative's Warrants, will not be subject to personal liability solely by reason of being such holders. Neither the Representative's Warrants nor the Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Common Shares issuable upon exercise of the Representative's Warrants have been duly reserved for issuance upon exercise of the Representative's Warrants in accordance with the provisions of the Representative's Warrant Agreement.

              (xi) To the best of Company Counsel's knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any Subsidiary, or involving the Company's or any Subsidiary's properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material.

              In such opinion Company Counsel shall state that it has participated in reviews and discussions with representatives of the Company in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In rendering its opinion, Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such certificates of government officials and officers of the Company as to matters of fact.

              The opinion letter delivered pursuant to this Section 7(b) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

         (c) There shall have been delivered to the Underwriters an opinion of Morgan, Lewis & Bockius LLP, dated as of the Closing Date or the Optional Closing Date, as the case may be, with respect to the incorporation and legal existence of the Company, the validity of the Shares, the validity of this Agreement (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in
Section 8 hereof and the contribution provisions set forth in Section 9 hereof may be limited by the federal securities laws or the public policy underlying such laws) and such other related matters as the Underwriters may require. As to matters of Bermuda law, such opinion may rely on the opinion of the Company's Bermuda counsel.

         (d) Since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Prospectus.

         (e) There shall have been delivered to the Underwriters a certificate signed by the Chairman and the Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made and are accurate and complete in all material respects on such date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of such date; and that, as of such date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Underwriters will have received such other and further certificates of officers of the Company and the Subsidiaries, as the Underwriters may reasonably request. On the Option Closing Date, there shall have been delivered to the Underwriters a certificate signed by each Selling Shareholder dated such Option Closing Date stating that the representations and warranties of such Selling Shareholder set forth in Section 5 were accurate and complete in all material respects when made and are accurate and complete in all material respects on such date as if then made.

         (f) At the time that this Agreement is executed and at the Closing Date and the Option Closing Date, the Underwriters shall have received a signed letter from Arthur Andersen, dated the date such letter is to be received by the Underwriters and addressed to them, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by it, in its opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and the Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to its attention which, in its judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases in total or per share net income compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) it has compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (g) No action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriters or the Company's knowledge, shall be contemplated by the Commission or the NASD.

         (h) All proceedings taken at or prior to the Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriters and the Underwriters shall have been furnished with all such documents, certificates and opinions as they may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

         If any of the conditions specified in this Section 7 have not been fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company or the Selling Shareholders.

         8.   INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless (i) each Underwriter, (including specifically any person that may be substituted for an Underwriter as provided in Section 11 hereof) each officer, director, partner, employee and agent of any Underwriter, and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (ii) each Selling Shareholder, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each of the Underwriters and each such person, if any, for any legal or other expenses incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith and expressly for use therein by: (i) in the case of the Underwriters or any person entitled to indemnification as a result of such person's affiliation with an Underwriter, any Underwriter, and (ii) in the case of a Selling Shareholder, such Selling Shareholder; provided, however, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus will not inure to the benefit of an Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 8(a) as a result of such person's affiliation with such Underwriter) if (A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from such Underwriter; (B) such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

         (b) Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless (i) each Underwriter (including specifically any person that may be substituted for an Underwriter as provided in Section 11 hereof), each officer, director, partner, employee and agent of any Underwriter, and each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (ii) the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such indemnified persons for any legal or other expenses incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (A) any action taken by such Selling Shareholder in connection with the offering of the Optional Shares (including, without limitation, the dissemination of any written materials or the making of any oral statement); or (B) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus or (ii) in any application (including any applicable for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Selling Shareholder expressly for use therein; provided, however, that the indemnity agreement contained in this Section 8(b)(B) with respect to any Preliminary Prospectus will not inure to the benefit of the Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 8(b) as a result of such person's affiliation with such Underwriter) if (1) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from such Underwriter or other indemnified person; (2) such Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (3) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

         (c) Each Underwriter (including specifically each person that may be substituted for an Underwriter as provided in Section 11 hereof) severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each Selling Shareholder, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company or such other persons for any legal or other expenses incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus or (ii) in any application (including any application for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Underwriter expressly for use therein.

         (d) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 8, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 8 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

         9.   CONTRIBUTION.  To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any Selling Shareholder, any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the

Underwriters (including, for this purpose, any contribution by or on behalf of each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriters are responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price per Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriters in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by a Selling Shareholder or the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Selling Shareholders, on one hand, and the Underwriters, on the other hand, agree that it would be unjust and inequitable if the respective obligations of the Company, the Selling Shareholders and the Underwriters for contribution were determined by PRO RATA or PER CAPITA allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls any of the Underwriters within the meaning of Section 15 of the Act or Section 29(a) of the Exchange Act and each officer, director, partner, employee and agent of any of the Underwriters will have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 29(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

         10. SURVIVAL OF INDEMNITIES, CONTRIBUTION, WARRANTIES AND REPRESENTATIONS. The respective indemnity and contribution Company, the Selling Shareholders and the Underwriters contained in Sections 8 and 9 hereof, and the representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriters, the Company or any of its directors and officers, the Selling Shareholders or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

         11.  SUBSTITUTION OF UNDERWRITERS.

         (a) If one Underwriter should default in its obligation to purchase and pay for any Shares which it is obligated to purchase on such date hereunder and if the aggregate number of such Shares which the Underwriter so defaulting has agreed to purchase does not exceed 10% of the total number of the Shares to be purchased on such date, the non-defaulting Underwriters will be obligated to purchase and pay for (in addition to the number of Shares set forth opposite their names in Schedule A attached hereto, or proportionate number in the case of the Optional Shares) the full number of Shares agreed to be purchased by the defaulting Underwriter, and not so purchased. In such event the nondefaulting Underwriters, may take up and pay for all or any part of such additional Shares to be purchased by such Underwriter under this Section 11(a), and may postpone the Closing Date or Option Closing Date, as the case might be, to a time not exceeding three full business days after the Closing Date or Option Closing Date, as the case might be. Such Shares shall be allocated to each non-defaulting Underwriter based upon the proportion of the Offered Shares or Optional Shares otherwise to be purchased by such non-defaulting Underwriter to the aggregate number of Offered Shares or Optional Shares, as the case may be, otherwise to be purchased by all non-defaulting Underwriters.

         (b) If one Underwriter should default in its obligation to purchase and pay for any Shares which it is obligated to purchase on such date hereunder and if the aggregate number of such Shares exceeds 10% of the total number of Shares to be purchased on such date, or if one Underwriter for any reason permitted hereunder should cancel its obligation to purchase and pay for Shares which it is obligated to purchase on such date hereunder, the non-canceling and non-defaulting Underwriters (hereinafter called the "remaining Underwriters") will have the right to purchase such Shares at the Closing Date or Option Closing Date, as the case might be, in accordance with the procedures set forth in Section 11(a). If the remaining Underwriters do not purchase and pay for all such Shares at such Closing Date or Option Closing Date, as the case might be, the Closing Date or Option Closing Date, as the case might be, will be postponed for 24 hours and the remaining Underwriters will have the right to purchase such Shares, or to substitute another person or persons to purchase the same, or both, at such postponed Closing Date or Option Closing Date, as the case might be. If purchasers have not been found for such Shares by such postponed Closing Date, or Option Closing Date, as the case might be, the Closing Date or Option Closing Date, as the case might be, will be postponed for a further 24 hours, and the Company will have the right to substitute another person or persons, reasonably satisfactory to the remaining Underwriters to purchase such Shares at such second postponed Closing Date or Option Closing Date, as the case might be. If the Company has not found such purchasers for such Shares by such second postponed Closing Date or Option Date, as the case might be, then this Agreement will automatically terminate, and neither the Company nor the remaining Underwriters will be under any obligation under this Agreement (except that the Company and the Underwriters will remain liable to the extent provided in Sections 8 and 9 hereof and the Company will also remain liable to the extent provided in Section 6(j) hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11(b). Nothing in
Section 11(b) will obligate any Underwriter to purchase or find purchasers for any Shares in excess of those agreed to be purchased by such Underwriter under the terms of Section 2 or Section 3 hereof, as the case may be.

         12.  TERMINATION OF AGREEMENT.

         (a) This Agreement, including without limitation, the obligation to purchase the Shares and the obligation to purchase the Optional Shares after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriters, by notice given to the Company and the Selling Shareholders prior to delivery of and payment for all the Offered Shares or the Optional Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in Section 4 or Section 5 hereof are not materially correct or cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended; (iv) limited or minimum prices shall have been established on either such Exchange; (v) a banking moratorium shall have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Shares or the Optional Shares, shall be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there shall have been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action shall have been taken by the government of the United States or any department or agency thereof which, in the judgment of the Underwriters, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions shall have so materially adversely changed that, in the judgment of the Underwriters, it would be impracticable to offer for sale, or to enforce contracts made by the Underwriters for the resale of, the Offered Shares or the Optional Shares, as the case may be.

         (b) If this Agreement is terminated pursuant to Section 7 hereof or this Section 12 or if the purchases provided for herein are not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to or do not perform all of their obligations under this Agreement, the Company or the Selling Shareholders will remain liable to the extent provided in Sections 6(i), 8, 9 and 10 of this Agreement.

         13. INFORMATION FURNISHED BY THE UNDERWRITER TO THE COMPANY. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 8(a), 8(b) and 9 hereof, the only information given by the Underwriters to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page 2 with respect to stabilizing the market price of Shares, the information in the third paragraph on page [56] with respect to concessions and reallowances, and the information in the fifth paragraph on page [57] with respect to the determination of the public offering price, as such information appears in any Preliminary Prospectus and in the Prospectus.

         14. NOTICES AND GOVERNING LAW. All communications hereunder will be in writing and, except as otherwise provided, will be delivered by hand against written receipt at, or mailed by certified mail, return receipt requested, to the following addresses: if to the Underwriters, to Commonwealth Associates, 733 Third Avenue, New York, New York 10017, Attention: Mr. Barton P. Ferris, Jr. with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Samuel B. Fortenbaugh III, Esq.; if to the Company or the Selling Shareholders, to the Company, at 2 Badr Shaker Alsayyab Street, Um Uthayna, Amman, Jordon, with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Laurence B. Fisher, Esq.

         This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company and the Selling Shareholders (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waive any objection which any of them may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any suit, action or proceeding. The Company and the Selling Shareholders further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York agree that service of process upon the Company or the Selling Shareholders mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company and the Selling Shareholder, as the case may be, in any such suit, action or proceeding.

         15. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Representative, the Company and the Selling Shareholders and, to the extent expressed, any person controlling the Company or the Underwriters, each officer, director, partner, employee and agent of the Underwriters, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this

Agreement. The term "successors and assigns" will not include any purchaser of the Shares from any of the Underwriters, as such purchaser.

    If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the Underwriters in accordance with its terms.

                                                 Very truly yours,

                                                 ARAMEX INTERNATIONAL LIMITED

                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:





                                                 ------------------------------
                                                      William S. Kingson


                                                 ------------------------------
                                                      Fadi Ghandour


                                                 ------------------------------
                                                      Rula Ghandour


Confirmed and accepted in  New York,
New York as of the date first above
written:

COMMONWEALTH ASSOCIATES

By: Commonwealth Associates
    Management Company, Inc.,
    General Partner

By:
   ---------------------------------

                                      SCHEDULE A

                            TO THE UNDERWRITING AGREEMENT

                                     UNDERWRITERS

                                                            Number of Offered
                   Name of Underwriter                    Shares to be Purchased
                   -------------------                    ----------------------

  Commonwealth Associates. . . . . . . . . . . . . . .



    TOTAL. . . . . . . . . . . . . . . . . . . . . . .         1,000,000

                                      SCHEDULE B

                                 SELLING STOCKHOLDERS




     Name                                      Maximum Option Shares
     ----                                      ---------------------

     William S. Kingson                                  75,000

     Fadi Ghandour                                       37,500

     Rula Ghandour                                       37,500
                                                        -------

                                             Total      150,000

                                      SCHEDULE C

                                     SUBSIDIARIES